Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration Nos. 333-166862, 333-167822, 333-174282, 333-182964, 333-183557, 333-187710, 333-188066, 333-201824, 333-209000, 333-217182, 333-218807, 333-237975, 333-254155, and 333-254167), and Form S-8 (Registration Nos. 333-101651, 333-122844, 333-163396, 333-192531, 333-205661, 333-219204, 333-233132, 333-254158, and 333-259853) of Lineage Cell Therapeutics, Inc. of our report dated March 9, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

San Francisco, California
March 9, 2023